UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 24, 2010

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51990	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results Of Operations and Financial Condition

On February 25, 2010, Liberty Media Corporation (the “Company”) issued a press release (the “Press Release”) setting forth information, including financial information regarding certain of its privately held assets, which is intended to supplement the financial statements and related Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2010.  The information included in the Press Release is not meant to serve as a release of financial results of the Company.

This Item 2.02 and the Press Release attached hereto as Exhibit 99.1, insofar as they disclose historical information regarding the Company’s results of operations or financial condition for the year ended December 31, 2009, are being furnished to the SEC.

Item 7.01.  Regulation FD Disclosure

On February 24, 2010, Liberty Media Corporation issued a press release announcing that Greg Maffei, President and CEO of Liberty Media Corporation will be presenting at the Morgan Stanley Technology, Media & Telecom Conference on Tuesday, March 2, 2010 at 1:35 Pacific Time at the Palace Hotel in San Francisco, California.

This Item 7.01 and the press release attached hereto as Exhibit 99.2 are being furnished to the SEC in satisfaction of the public disclosure requirements of Regulation FD.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name

99.1	Press Release dated February 25, 2010
99.2	Press Release dated February 24, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2010

LIBERTY MEDIA CORPORATION

By:	/s/ Mark E. Burton
Name: Mark E. Burton
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release dated February 25, 2010
99.2	Press Release dated February 24, 2010